News Release For Further Information: Jessica Gulis, 248.559.0840 ir@cnfrh.com For Immediate Release Conifer Holdings Reports 2016 Third Quarter Financial Results Birmingham, MI, November 9, 2016 - Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the third quarter ended September 30, 2016. Third Quarter 2016 Highlights (all comparisons to prior year period) • Gross written premiums increased 17.6% to $28.5 million, largely due to continued growth in commercial markets of hospitality, small business, and specialty homeowners personal lines • Net earned premiums increased 30.7% to $23.4 million due to the Company retaining more earned premiums as a result of the termination of its quota share reinsurance treaty in the prior year period • Strengthened reserves in its commercial auto and Florida homeowners lines • As a result of this strengthening, combined ratio was 107.9%, compared to 96.4% in the prior year period and 109.7% in the second quarter of 2016 • Net loss of $1.5 million, or $0.19 per diluted share • Book value per share was $9.76 at September 30, 2016, compared to $10.11 at December 31, 2015 Management Comments James Petcoff, Chairman and CEO, commented, “During the third quarter Conifer continued to produce consistent topline growth (up 18%) coupled with strong underwriting results in our core commercial lines. We are steadily expanding geographically within the specialty niche markets that our underwriters have focused on for decades, particularly in our hospitality business. Further, we are seeing considerable growth as part of our 2015 investments in specialty markets, such as security guard liability and quick service restaurants in commercial lines, as well as low-value dwellings in personal lines.” Mr. Petcoff continued, “We see positive trends in our combined ratio as our expense ratio also improves as we grow to efficient operating scale. While the loss ratio was impacted by the Florida

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November 9, 2016
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homeowners business in particular, Conifer's core commercial property and liability lines have continued to perform as expected."

2016 Third Quarter Financial Results Overview

	At and for the Three Months Ended September 30,			At and for the Nine Months Ended September 30,		
	2016	2015	% Change	2016	2015	% Change
	(dollars in thousands, except share and per share amounts)					
Gross written premiums	$ 28,497	$ 24,242	17.6%	$ 83,616	$ 68,505	22.1%
Net written premiums	24,634	28,599	-13.9%	72,861	58,207	25.2%
Net earned premiums	23,380	17,883	30.7%	65,164	47,491	37.2%
Net investment income	560	505	10.9%	1,625	1,460	11.3%
Net realized investment gains	71	6	**	604	238	153.8%
Other Gains	-	104	**	-	104	**
Net income (loss)	(1,475)	1,145	**	(4,016)	2,287	**
Net income (loss) attributable to Conifer	(1,475)	1,326	**	(4,016)	2,368	**
Net income (loss) allocable to common shareholders	(1,475)	1,212	**	(4,016)	1,828	**
Net income (loss) per share, diluted	$ (0.19)	$ 0.21		$ (0.53)	$ 0.40	
Operating income allocable to common shareholders*	(1,546)	1,102	**	(4,620)	1,486	**
Operating income (loss) per share, diluted*	$ (0.20)	$ 0.19		$ (0.61)	$ 0.33	
Book value per common share outstanding	$ 9.76	$ 10.49		$ 9.76	$ 10.49	
Weighted average shares outstanding, basic and diluted	7,608,284	5,701,794		7,613,954	4,603,451	
Underwriting ratios:						
Loss ratio (1)	61.6%	53.3%		61.9%	55.9%	
Expense ratio (2)	46.3%	43.1%		48.0%	41.8%	
Combined ratio (3)	107.9%	96.4%		109.9%	97.7%	

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage is not meaningful

(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income.

(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and operating expenses to net earned premiums and other income.

(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

Third Quarter 2016 Premiums

Gross Written Premiums

Gross written premiums increased 17.6% in the third quarter of 2016 to $28.5 million, compared to $24.2 million in the prior year period, driven largely by growth in the Company's commercial lines.

Net Earned Premiums

Net earned premiums increased 30.7% to $23.4 million for the third quarter of 2016, compared to $17.9 million for the prior year period. This was primarily due to the Company retaining more earned premiums as a result of the termination of its quota share reinsurance treaty.

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November 9, 2016
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Commercial Lines Operational Review

The Company's commercial lines of business, which represented 73% of total gross written premiums in the third quarter of 2016, primarily consists of property, liability, automobile and other miscellaneous coverage offered to owner-operated small and mid-sized businesses, professional organizations and hospitality businesses such as restaurants, bars and taverns.

Commercial lines gross written premiums grew by 24.6% to $20.8 million in the third quarter of 2016. The majority of this growth came from commercial multi-peril increases, largely from expansion in the hospitality and security services product lines.

As a result of the reserve strengthening in the commercial auto line, coupled with increases in operating costs not yet offset by the Company's continued progression to efficient operating scale, the commercial lines combined ratio was 90.4% in the third quarter of 2016 compared to 84.2% in the prior year period. Excluding the contribution to the combined ratio from prior year adverse development, the accident year combined ratio on commercial lines was 80.7%, an improvement of 4.5 percentage points from the 2015 third quarter accident year combined ratio and 7.1 percentage points sequentially from the 2016 second quarter.

Commercial Lines Financial Review

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2016	2015	% Change	2016	2015	% Change
			(dollars in thousands)			
Gross written premiums	$ 20,759	$ 16,655	24.6%	$ 62,725	$ 50,723	23.7%
Net written premiums	18,230	20,786	-12.3%	55,767	43,164	29.2%
Net earned premiums	17,878	13,621	31.3%	49,641	33,779	47.0%
Underwriting ratios:						
Loss ratio	53.3%	50.3%		55.2%	51.2%	
Expense ratio	37.1%	33.9%		37.6%	31.8%	
Combined ratio	90.4%	84.2%		92.8%	83.0%	
Contribution to combined ratio from net (favorable) adverse prior year development	9.7%	-1.0%		5.8%	-0.8%	
Accident year combined ratio	80.7%	85.2%		87.0%	83.8%

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November 9, 2016
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Personal Lines Operational Review

Personal lines, which consist of low-value dwelling and wind-exposed homeowners insurance, represented 27% of total gross written premiums for the period.

Personal lines gross written premiums increased 2.0% to $7.7 million in the third quarter of 2016 compared to the prior year period. The premium increase was largely driven by the expansion in the Company's low-value home dwelling, offset by year-over-year declines in the Company's Florida homeowners business as the Company began to lessen its exposure to this market beginning in the second half of 2015.

The Company increased reserves in its Florida homeowners business, which contributed to a higher personal lines loss ratio for the quarter of 89.5%. The Company has reduced exposure, ceased seeking additional growth in this market and has begun to examine potential strategic options for the Florida homeowners business.

The Company's personal lines expense ratio for the nine months ended September 30, 2016 remained elevated in comparison to the same period of the prior year as a result of additional expenses related to the expansion of its underwriting teams in the second half of 2015 without the corresponding higher gross written premiums that it expects throughout the remainder of 2016. The Company reported a combined ratio in personal lines of 128.4%, compared to 116.7% in the prior year period.

Personal Lines Financial Review

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2016	2015	% Change	2016	2015	% Change
	(dollars in thousands)					
Gross written premiums	$ 7,738	$ 7,587	2.0%	$ 20,891	$ 17,782	17.5%
Net written premiums	6,404	7,813	-18.0%	17,094	15,043	13.6%
Net earned premiums	5,502	4,262	29.1%	15,523	13,712	13.2%
Underwriting ratios:						
Loss ratio	89.5%	63.3%		83.3%	67.7%	
Expense ratio	38.9%	53.4%		43.1%	32.3%	
Combined ratio	128.4%	116.7%		126.4%	100.0%	
Contribution to combined ratio from net (favorable) adverse prior year development	15.2%	1.6%		17.4%	2.8%	
Accident year combined ratio	113.2%	115.1%		109.0%	97.2%

Conifer Holdings, Inc. Page 5 November 9, 2016 Combined Ratio Analysis Combined Ratio The Company's combined ratio was 107.9% for the three months ended September 30, 2016, compared to 96.4% for the same period in 2015. The combined ratio increased primarily due to reserve strengthening in both the Company’s Florida homeowners line and in commercial auto for the third quarter. Excluding additional reserve strengthening, the combined ratio was 96.9%, which was consistent with the prior year period and a 5.9 percentage point improvement sequentially over the second quarter of 2016. The table below details the impact of the reserve strengthening on the Company’s loss ratio: • Loss Ratio: The Company's loss ratio was impacted by increased reserves in the Florida homeowners and commercial auto lines of business. The CMP liability line impacted the loss ratio on a quarter-to-date basis, but was still favorable on a year-to-date basis. The Company 2016 2015 2016 2015 Underwriting ratios: Loss ratio 61.6% 53.3% 61.9% 55.9% Expense ratio 46.3% 43.1% 48.0% 41.8% Combined ratio 107.9% 96.4% 109.9% 97.7% adverse prior year development 11.0% -0.5% 8.5% 0.3% Accident year combined ratio 96.9% 96.9% 101.4% 97.4% Three Months Ended September 30, Nine Months Ended September 30, (dollars in thousands) Contribution to combined ratio from net (favorable) 2016 2015 2016 2015 Loss ratio 61.6% 53.3% 61.9% 55.9% Less loss ratio impact from: Florida homeowners reserve strengthening 3.2% 0.1% 3.4% 0.0% Commercial automobile reserve strengthening 2.5% 0.9% 3.1% 1.4% Personal automobile; in run-off 0.2% 0.9% 0.8% 1.0% CMP liability reserve development 4.0% -0.9% -0.1% -1.0% Other net reserve (favorable) development 1.1% -1.5% 1.3% -1.1% Accident year loss ratio 50.6% 53.8% 53.4% 55.6% Three Months Ended September 30, Nine Months Ended September 30,

Conifer Holdings, Inc. Page 6 August 11, 2016 continues to tighten underwriting guidelines, increase rates, and selectively write in the most profitable geographies, particularly in commercial auto. • Expense Ratio: The expense ratio was 46.3% for the third quarter of 2016, compared to 43.1% in the prior year period. The year-over-year increase was primarily due to the elimination of a quota share reinsurance agreement, increased expenses related to the hiring of new underwriting managers in commercial and personal lines (without a commensurate increase in gross written premiums), and other incremental hiring and infrastructure investments necessary to support the Company’s continued growth rate. • The 2016 third quarter expense ratio resulted in a 1.7 percentage point improvement from the 48.0% expense ratio reported for the second quarter of 2016. The Company believes this ratio will continue to decline over time as the Company grows to efficient operating scale. Net Income (Loss) Allocable to Common Shareholders In the third quarter of 2016, the Company reported a net loss of $1.5 million, or $0.19 per diluted share based on 7.6 million weighted average common diluted shares outstanding, compared to net income of $1.2 million, or $0.21 per diluted share, based on 5.7 million weighted average common diluted shares outstanding in the prior year period. Operating Income (Loss) The Company defines operating income (loss), a non-GAAP measure, as net income (loss) allocable to common shareholders excluding net realized investment gains and losses, and other gains and losses, after tax. In the third quarter of 2016, the Company reported an operating loss of $1.5 million, or $0.20 per share, compared to operating income of $1.1 million, or $0.19 per share, for the same period in 2015.

Conifer Holdings, Inc. Page 7 August 11, 2016 Balance Sheet/Investment Overview September 30, December 31, 2016 2015 Cash and invested assets 140,934$ 130,427$ Reinsurance recoverables on paid and unpaid losses 9,953 7,044 Goodwill and intangible assets 1,412 1,427 Total assets 195,919 177,927 Unpaid losses and loss adjustment expenses 45,994 35,422 Unearned premiums 55,475 47,916 Senior debt 14,250 12,750 Total liabilities 121,415 100,665 Total shareholders' equity 74,504 77,262 Net written premium-to-statutory capital and surplus ratio 1.4 1.1 Debt-to-total capitalization ratio 0.2 0.1 Average tax-equivalent book yield 2.0 2.1 Average fixed maturity duration 3.0 3.1 (dollars in thousands, except share data) (Unaudited) The Company maintains a prudent investment approach with 97% of the portfolio invested in fixed- income securities (with an average credit quality of AA) and short-term investments. Only 3% of the portfolio is invested in equities. Outlook Mr. Petcoff concluded, “Our goal for the remainder of 2016 and into 2017 is to continue the progress made toward addressing the challenging personal lines market conditions faced in the first half of the year. We were encouraged with the commercial underwriting results achieved during the period, and we have improved our expense ratio sequentially in each quarter throughout 2016, down almost 800 basis points from the fourth quarter 2015. We believe that there will be continued incremental gains as we achieve scale in our operations.”

Conifer Holdings, Inc. Page 8 August 11, 2016 Earnings Conference Call The Company will hold a conference call/webcast on Thursday, November 10th at 8:30 a.m. ET to discuss results for the third quarter ended September 30, 2016. Investors, analysts, employees and the general public are invited to listen to the conference call via: Webcast: On the Event Calendar at IR.CNFRH.com Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international) The webcast will be archived on the Conifer Holdings website and available for replay for at least one year. About the Company Conifer Holdings, Inc. is a Michigan-based insurance holding company formed in 2009. Through its subsidiaries, Conifer offers insurance coverage in both specialty commercial and specialty personal product lines marketing through independent agents in all 50 states. The Company completed its initial public offering in August 2015 and is traded on the Nasdaq Global Market (Nasdaq: CNFR). Additional information is available on the Company’s website at www.CNFRH.com. Definitions of Non-GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define operating income (loss), a non- GAAP measure, as net income (loss) allocable to common shareholders excluding net realized investment gains and losses, and other gains and losses, after-tax. We use operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Conifer Holdings, Inc. Page 9 November 9, 2016 Reconciliations of operating income and operating income per share: 2016 2015 2016 2015 shareholders (1,475)$ 1,212$ (4,016)$ 1,828$ Net realized gains, net of tax 71 110 604 342 Operating income (loss) allocable to common shareholders (1,546)$ 1,102$ (4,620)$ 1,486$ Weighted average common shares, diluted 7,608,284 5,701,794 7,613,954 4,603,451 Diluted income (loss) per common share: Net income (loss) per share (0.19)$ 0.21$ (0.53)$ 0.40$ Net realized gains, net of tax, per share 0.01 0.02 0.08 0.07 Operating income (loss) per share (0.20)$ 0.19$ (0.61)$ 0.33$ Three Months Ended September 30, Nine Months Ended September 30, Net income (loss) allocable to common (dollar in thousands, except share and per share amounts) Forward-Looking Statement This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 15, 2016 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

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Conifer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,	
	2016	2015	2016	2015
Revenue				
Premiums				
Gross earned premiums	$ 27,253	$ 23,042	$ 76,057	$ 66,203
Ceded earned premiums	(3,873)	(5,159)	(10,893)	(18,712)
Net earned premiums	23,380	17,883	65,164	47,491
Net investment income	560	505	1,625	1,460
Net realized investment gains	71	6	604	238
Other gains	-	104	-	104
Other income	303	523	829	1,492
Total revenue	24,314	19,021	68,222	50,785
Expenses				
Losses and loss adjustment expenses, net	14,582	9,813	40,822	27,359
Policy acquisition costs	6,266	4,605	18,282	9,839
Operating expenses	4,710	3,325	13,384	10,636
Interest expense	168	181	468	664
Total expenses	25,726	17,924	72,956	48,498
Income (loss) before equity earnings and income taxes	(1,412)	1,097	(4,734)	2,287
Equity earnings (losses) of affiliates, net of tax	(47)	-	111	-
Income tax (benefit) expense	16	(48)	(607)	-
Net income (loss)	(1,475)	1,145	(4,016)	2,287
Less net (loss) income attributable to noncontrolling interest	-	(181)	-	(81)
Net income (loss) attributable to Conifer	$ (1,475)	$ 1,326	$ (4,016)	$ 2,368
Net income (loss) allocable to common shareholders	$ (1,475)	$ 1,212	$ (4,016)	$ 1,828
Earnings (loss) per common share, basic and diluted	$ (0.19)	$ 0.21	$ (0.53)	$ 0.40
Weighted average common shares outstanding, basic and diluted	7,608,284	5,701,794	7,613,954	4,603,451

Conifer Holdings, Inc. Page 11 November 9, 2016 September 30, December 31, 2016 2015 (Unaudited) Investment securities: Fixed maturity securities, at fair value (amortized cost of $112,260 and 113,841$ 107,093$ $107,213, respectively) Equity securities, at fair value (cost of $3,371 and $3,341, respectively) 4,500 4,240 Short-term investments, at fair value 14,053 6,391 Total investments 132,394 117,724 Cash 8,540 12,703 Premiums and agents' balances receivable, net 19,762 18,010 Receivable from affiliate 1,363 1,792 Reinsurance recoverables on unpaid losses 6,334 5,405 Reinsurance recoverables on paid losses 3,619 1,639 Ceded unearned premiums 4,851 3,483 Deferred policy acquisition costs 13,203 12,102 Other assets 5,853 5,069 Total assets 195,919$ 177,927$ Liabilities: Unpaid losses and loss adjustment expenses 45,994$ 35,422$ Unearned premiums 55,475 47,916 Reinsurance premiums payable - 1,069 Senior debt 14,250 12,750 Accounts payable and accrued expenses 5,094 2,758 Other liabilities 602 750 Total liabilities 121,415 100,665 Commitments and contingencies - - Shareholders' equity: Common stock, no par value (100,000,000 shares authorized; 7,631,230 and 7,644,492 issued and outstanding, respectively) 80,107 80,111 Accumulated deficit (7,047) (3,031) Accumulated other comprehensive income 1,444 182 Total shareholders' equity 74,504 77,262 Total liabilities and shareholders' equity 195,919$ 177,927$ Conifer Holdings, Inc. and Subsidiaries Consolidated Balance Sheets (In thousands, except share data) Assets Liabilities and Shareholders' Equity